Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-267241) of Ginkgo Bioworks Holdings, Inc. of our reports dated February 28, 2022 and June 23, 2021, relating to the consolidated financial statements of Allonnia, LLC, appearing in the related Proxy Statement/Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

September 12, 2022